UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
_________________________

FORM 8-A/A-1

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

CAL-MAINE FOODS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware                 64-0500378
(State of Incorporation or Organization)         (IRS Employer Identification No.)

3320 Woodrow Wilson Avenue
Jackson, Mississippi                      39209
(Address of Principal Executive Offices) (Zip Code)

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Stock, par value $0.01 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. [X]
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. [ ]
If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. [ ]
Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-227742 (if applicable)

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

None.

EXPLANATORY NOTE

Cal-Maine Foods, Inc., a Delaware corporation (the "Company"), hereby amends and restates its Registration Statement on Form 8-A (File No. 000-04892), originally filed with the Securities and Exchange Commission on October 28, 1996, to update its description of securities and exhibits.
Item 1.        Description of Registrant’s Securities to be Registered.

On October 9, 2018, the Company filed a Form S-3 Registration Statement No. 333-227742 under the Securities Act of 1933, as amended, relating to shares of its Common Stock, par value $0.01 per share (the "Common Stock"), the Prospectus of which includes a description of the Common Stock under the caption "Description of Capital Stock." This description is incorporated herein by reference. The Common Stock is registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended, as the Common Stock is and has been listed for trading on The NASDAQ Stock Market LLC since December 1996.
Item 2.        Exhibits.

The following documents are filed herewith or incorporated herein by reference.

Exhibit Number	Description of Document

4.1	Second Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 in the Registrant’s Form 8-K, filed July 20, 2018).

4.2	Composite Bylaws of the Company (incorporated by reference to Exhibit 3.2 in the Registrant’s Form 10-Q for the quarter ended March 2, 2013).

4.3	Specimen Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Form S-1 filed October 25, 1996, Registration No. 333-14809)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CAL-MAINE FOODS, INC.

Date: October 9, 2018	By:	/s/ Max P. Bowman
Vice President, Chief Financial Officer, Treasurer
and Secretary

SIGNATURE PAGE TO FORM 8-A/A-1 RE CALM COMMON STOCK

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